Exhibit 21.1

Subsidiaries of Registrant

Company Name	Jurisdiction
Domestic Subsidiaries:
Automation Unlimited, Inc. (indirect; inactive)	Massachusetts
Birch Nantucket Holding Company, LLC	Delaware
Design Technology Corporation (inactive)	Massachusetts
GKS Inspection Services, Inc.	Michigan
Kensington Laboratories, Inc.	California
Micro Robotics Systems, Inc.	Delaware
Newport Domestic International Sales Corporation (inactive)	California
Newport European Distribution Company	California
Newport Finance Company I, LLC	Delaware
Newport Finance Company II, LLC	Delaware
Newport Government Systems, Inc. (inactive)	California
Newport Precision Optics Corporation	New York
Spectra-Physics, Inc. (indirect)	Delaware
Spectra-Physics Franklin, Inc. (indirect)	Delaware
Spectra-Physics Optics Corporation (indirect)	California
Spectra-Physics Rochester, Inc. (indirect)	Delaware
Spectra-Physics Semiconductor Lasers, Inc. (indirect)	Delaware
Spectra-Physics Stratford, Inc. (indirect)	Delaware
Unique Equipment Co. (d/b/a Newport Advanced Automation Systems Group)	Arizona

Foreign Subsidiaries:
Hilger Analytical Limited (indirect; inactive)	United Kingdom
Hilger Crystals Limited (indirect)	United Kingdom
Micro Controle Finance Holding 1 (indirect)	France
Micro Controle Finance Holding 2 (indirect)	France
Micro-Controle Holdings Ltd. (inactive)	United Kingdom
Micro-Controle Italia S.r.l.	Italy
Micro-Controle Ltd. (indirect; inactive)	United Kingdom
Micro-Controle S.A.	France
Micro-Controle UK Ltd. (indirect; inactive)	United Kingdom
MRSI Asia Pte. Ltd. (indirect)	Singapore
MRSI (Europe), B.V. (indirect)	Netherlands
Newport B.V.	Netherlands
Newport Corporation (Barbados) SRL	Barbados
Newport GmbH	Germany
Newport Instruments AG (inactive)	Switzerland

Company Name	Jurisdiction
Newport Instruments Canada Corporation	Canada
Newport Ltd.	United Kingdom
Newport Opto-Electronics Technologies (indirect)	China
NPT Instruments AB (indirect)	Sweden
Spectra-Physics France S.A. (indirect)	France
Spectra-Physics GmbH (indirect)	Germany
Spectra-Physics K.K. (indirect)	Japan
Spectra-Physics Lasers B.V. (indirect)	Netherlands
Spectra-Physics Lasers Limited (indirect)	United Kingdom
Spectra-Physics Limited (indirect; inactive)	United Kingdom